EXHIBIT 4.10

                             CERTIFICATE OF TRUST

                                      OF

                     RJR NABISCO HOLDINGS CAPITAL TRUST V



               THIS Certificate of Trust of RJR Nabisco Holdings Capital Trust V (the "Trust"), dated as of August 5, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

               1. Name. The name of the business trust being formed hereby is RJR Nabisco Holdings Capital Trust V.

               2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), a Delaware banking corporation, White Clay Center, Route 273, Newark, Delaware 19711.

               3. Effective Date. This Certificate of Trust shall be effective as of its filing.

               4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

               IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                   The Bank of New York (Delaware),
                                    as Delaware Trustee



                                   By: /s/ Frederick W. Clark
                                       -------------------------------
                                       Name: Frederick W. Clark
                                       Title: Authorized Signatory


                                   The Bank of New York,
                                    as Institutional Trustee




                                   By: /s/ MaryBeth Lewicki
                                       -------------------------------
                                       Name:  MaryBeth Lewicki
                                       Title: Assistant Vice President


                                   /s/ John J. Delucca
                                   -----------------------------------
                                   John J. Delucca,
                                    as Trustee




                                   /s/ Richard G. Russell
                                   -----------------------------------
                                   Richard G. Russell,
                                    as Trustee




                                   /s/ David F. Sternlieb
                                   -----------------------------------
                                   David F. Sternlieb,
                                    as Trustee